Exhibit 99.1

Press Release

oti Reports Second Quarter 2015 Financial Results

Rosh Pina, Israel – August 6, 2015 – On Track Innovations Ltd. (oti) (NASDAQ: OTIV), a global provider of near field communication (NFC) and cashless payment solutions, reported financial results for the second quarter ended June 30, 2015.

Q2 2015 Operational Highlights

•	Formed strategic partnership with Billing System Corporation to provide oti’s NFC payment solutions in Japan.

•	Integrated NFC readers with Android Pay™ to support retail mobile payment and customer loyalty programs.

•	Released CONNECT 3000, a new telemetry controller device that enables a range of machine-to-machine (M2M) communication methods and ability to bundle with any oti cashless payment reader.

•	OTI PetroSmart expanded EasyFuel implementations with strategic partner, Wayne Fueling Systems, into Africa, South America and Asia.

Q2 2015 Financial Details

Total revenues increased 8% to $5.4 million from $5.0 million in the prior quarter, and decreased 25% from $7.2 million in the same year-ago period.

Gross profit increased 8% to $2.7 million (50% of revenue) from $2.5 million (50% of revenue) in the prior quarter, and decreased 18% from $3.3 million (46% of revenue) in the same year-ago period.

Operating expenses were $4.6 million, an increase of 7% from $4.3 million in the prior quarter, and decreased 13% from $5.3 million in the same year-ago period.

Net loss from continuing operations totaled $2.0 million, or $(0.05) per share, an improvement from a net loss from continuing operations of $2.1 million, or $(0.05) per share, in the prior quarter and an improvement from a net loss from continuing operations of $2.2 million, or $(0.07) per share, in the same year-ago period.

Adjusted EBITDA loss from continuing operations totaled $683,000, an improvement from adjusted EBITDA loss from continuing operations of $1.1 million in the prior quarter and $1.0 million in the same year-ago period (see discussion about the presentation of adjusted EBITDA from continuing operations, a non-GAAP financial measure, below).

At quarter-end, cash and cash equivalents and short-term investments totaled $14.4 million.

Management Commentary
“The second quarter was in line with our expectations, with meaningful progress on our key corporate initiatives,” said Ofer Tziperman, the company’s outgoing CEO. “This included securing new strategic partnerships, driving sequential topline growth, and generating greater operating efficiencies to continue our march toward profitability. From a sales perspective, we continued to expand our key global partnerships and distribution channels, including securing two new channel partners.

“Earlier this week, our board appointed my successor, Shlomi Cohen, who will officially take effect on August 11th. Shlomi is a very talented and accomplished executive who has the right set of skills and experience to take oti to its next level of growth and development.”

Cohen commented: “I would like to thank Ofer, as well as the board of directors, for assisting in a seamless CEO transition. Working together, we have already established a number of strategies and initiatives that I plan to immediately implement or carry forward, which are designed to build upon the strong progress oti has made over the last few years.

“Our technologies have been widely accepted and proven in the field, and during his tenure, Ofer did a tremendous job restructuring and realigning the company’s operations to take advantage of its core strengths. So, now in the next stage of our development we plan to cost-effectively accelerate our growth by leveraging our well-established global partnerships and worldwide distribution channels, allowing us to further penetrate existing markets as well as enter new ones.

“Given the tremendous global market opportunity for NFC, which was greatly strengthened by the adoption of the wireless transaction technology by Apple and Google, oti’s patented and proven NFC technology is well positioned to generate long-term revenue growth and reach profitability. I’m looking forward to working with our customers, world-class partners, and our dedicated and talented employees to realize the potential of our NFC technology that has already delivered millions of secure transitions around world.”

Conference Call
oti management will hold a conference call on Monday, August 10, 2015 at 10:30 a.m. Eastern time to discuss these results.

Investors and analysts are encouraged to submit questions they would like the company to address on the call. Please submit your questions to ir@otiglobal.com by 5:00 p.m. Eastern time today, August 6, 2015.

Date: August 10, 2015
Time: 10:30 a.m. Eastern time (7:30 a.m. Pacific time)
Listen-only U.S. dial-in: 877-407-0784
Listen-only international dial-in: 201-689-8560
Webcast: Click here

To listen to the call, dial the conference telephone number 10 minutes prior to start time. An operator will register your name and organization. If you have any difficulty connecting, please contact Liolios Group at 1-949-574-3860.

A replay of the call will be available after 1:00 p.m. Eastern time on the same day through September 10, 2015.

U.S. replay dial-in: 877-870-5176
International replay dial-in: 858-384-5517
Replay ID: 13616198
Webcast: Click here

Use of Non-GAAP Financial Information
This press release contains certain non-GAAP measures, namely, adjusted EBITDA from continuing operations, or adjusted earnings from continuing operations before interest, income tax, depreciation and amortization. Adjusted EBITDA from continuing operations represents earnings before interest or financing expenses, income tax, depreciation and amortization, and further eliminates the effect of share-based compensation expense, patent litigation and maintenance expenses and other expenses. oti believes that adjusted EBITDA from continuing operations should be considered in evaluating the company's operations since it provides a clearer indication of oti’s operating results. This measure should be considered in addition to results prepared in accordance with US GAAP, but should not be considered a substitute for the US GAAP results. The non-GAAP measures included in this press release have been reconciled to the US GAAP results in the tables below.

ON TRACK INNOVATIONS LTD.
INTERIM UNAUDITED RECONCILIATION OF NON-GAAP ADJUSTMENT
The following tables reflect selected On Track Innovations Ltd, non-GAAP results reconciled to GAAP results:
(In thousands, except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

Net Loss	$(2,049)	$(2,234)	$(3,809)	$(5,592)

Net loss (income) from discontinued operations	-	(74)	(362)	270
Financial expenses, net	195	249	420	353
Depreciation	319	317	617	648
Income tax	(16)	55	3	173
TOTAL EBITDA FROM CONTINUING OPERATIONS	$(1,551)	$(1,687)	$(3,131)	$(4,148)

Patent litigation and maintenance	283	380	459	1,019
Other expenses	433	-	510	-
Stock-based compensation	$152	$280	$332	$436
TOTAL ADJUSTED EBITDA CONTINUING OPERATIONS	$(683)	$(1,027)	$(1,830)	$(2,693)

About OTI
On Track Innovations Ltd. (oti) is a leader in contactless and NFC applications based on its extensive patent and IP portfolio. oti's field-proven innovations have been deployed around the world to address NFC and other cashless payment solutions, petroleum payment and management, cashless parking fee collection systems and mass transit ticketing. oti markets and supports its solutions through a global network of regional offices and alliances. For more information, visit www.otiglobal.com.

Safe Harbor for Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other Federal securities laws. Whenever words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate” or similar expressions are used, the company is making forward-looking statements. Because such statements deal with future events and are based on oti’s current expectations, they are subject to various risks and uncertainties and actual results, performance or achievements of oti could differ materially from those described in or implied by the statements in this press release. Forward-looking statements could be impacted by the effects of the protracted evaluation and validation periods in the U.S. and other markets for contactless payment cards, as well as oti’s new and existing products and our ability to execute production on orders, as well as other risks and uncertainties, including those discussed in the “Risk Factors” section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2014, and in subsequent filings with the Securities and Exchange Commission. Although the company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, it can provide no assurance that expectations will be achieved. Except as otherwise required by law, oti disclaims any intention or obligation to update or revise any forward-looking statements, which speak only as of the date hereof, whether as a result of new information, future events or circumstances or otherwise.

Investor Contact:
Scott Liolios or Matt Glover
Liolios Group, Inc.
949-574-3860
OTIV@liolios.com

Press Contact:
Inbar Ben-Hur
oti Marketing Communication Manager
inbar@otiglobal.com

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	June 30,	December 31,
	2015	2014
Assets

Current assets
Cash and cash equivalents	$5,460	$5,351
Short-term investments	8,908	11,048
Trade receivables (net of allowance for doubtful
accounts of $711 and $671 as of June 30, 2015
and December 31, 2014, respectively)	4,270	4,299
Other receivables and prepaid expenses	2,235	2,530
Inventories	3,355	3,703

Total current assets	24,228	26,931

Long term restricted deposit for employees benefit	714	555

Severance pay deposits	541	614

Property, plant and equipment, net	8,633	9,234

Intangible assets, net	67	-

Deferred tax asset	44	47

Total Assets	$34,227	$37,381

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share data)

	June 30,	December 31,
	2015	2014

Liabilities and Equity

Current Liabilities
Short-term bank credit and current maturities
of long-term bank loans	$4,840	$3,617
Trade payables	6,673	7,306
Other current liabilities	2,737	2,656
Total current liabilities	14,250	13,579

Long-Term Liabilities
Long-term loans, net of current maturities	2,117	2,161
Accrued severance pay	1,363	1,456
Deferred tax liability	285	302
Total long-term liabilities	3,765	3,919

Total Liabilities	18,015	17,498

Equity
Shareholders' Equity
Ordinary shares of NIS 0.1 par value: Authorized –
50,000,000 shares as of June 30, 2015 and
December 31, 2014; issued: 42,014,673 and 41,996,602
shares as of June 30, 2015 and December 31, 2014, respectively;
outstanding: 40,835,974 and 40,817,903 shares
as of June 30, 2015 and December 31, 2014, respectively	1,055	1,055
Additional paid-in capital	224,566	224,234
Treasury shares at cost - 1,178,699 shares as of June 30, 2015 and December 31, 2014	(2,000)	(2,000)
Accumulated other comprehensive loss	(994)	(800)
Accumulated deficit	(205,886)	(202,103)
Total Shareholder’s equity	16,741	20,386
Non-controlling interest	(529)	(503)

Total Equity	16,212	19,883

Total Liabilities and Equity	$34,227	$37,381

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except share and per share data)

	Three Three months ended June 30,		Six months ended June 30,
	2015	2014	2015	2014
Revenues
Sales	$4,057	$5,852	$7,654	$9,690
Licensing and transaction fees	1,359	1,302	2,737	2,662

Total revenues	5,416	7,154	10,391	12,352

Cost of revenues
Cost of sales	2,718	3,847	5,223	6,447

Gross profit	2,698	3,307	5,168	5,905
Operating expenses
Research and development	937	1,221	1,905	2,381
Selling and marketing	1,772	2,072	3,658	4,192
General and administrative	1,143	1,638	2,384	3,109
Patent litigation and maintenance	283	380	459	1,019
Other expenses	433	-	510	-

Total operating expenses	4,568	5,311	8,916	10,701

Operating loss from continuing operations	(1,870)	(2,004)	(3,748)	(4,796)

Financial expenses, net	(195)	(249)	(420)	(353)

Loss from continuing operations
before taxes on income	(2,065)	(2,253)	(4,168)	(5,149)

Income tax	16	(55)	(3)	(173)

Net loss from continuing operations	(2,049)	(2,308)	(4,171)	(5,322)
Net income (loss) from discontinued operations	-	74	362	(270)

Net loss	(2,049)	(2,234)	(3,809)	(5,592)

Net loss attributable to noncontrolling interest	35	15	26	9
Net loss attributable to shareholders	$(2,014)	$(2,219)	$(3,783)	$(5,583)

Basic and diluted net gain (loss) attributable to shareholders per ordinary share
From continuing operations	(0.05)	(0.07)	(0.10)	(0.16)
From discontinued operations	-	** -	0.01	(0.01)

	$(0.05)	$(0.07)	$(0.09)	$(0.17)

Weighted average number of ordinary shares
used in computing basic and diluted net loss
per ordinary share	40,873,680	33,228,978	40,865,089	33,212,538

**Less than 0.01 per ordinary share

ON TRACK INNOVATION LTD.
INTERIM UNAUDITED CONDENSED CONSOLIDATED STATEMENT OF CASH FLOW
(In thousands, except share and per share data)

	Six months ended June 30,
	2015	2014
Cash flows from continuing operating activities
Net loss from continuing operations	$(4,171)	$(5,322)
Adjustments required to reconcile net loss to
net cash used in continuing operating activities:
Stock-based compensation related to options and shares issued
to employees	332	436
Gain on sale of property and equipment	-	(5)
Depreciation	617	648

Changes in operating assets and liabilities:
Accrued severance pay, net	(20)	(6)
Accrued interest and linkage differences	(42)	(8)
Deferred tax, net	1	134
Decrease (increase) in trade receivables	482	(1,676)
Decrease (increase) in other receivables and prepaid expenses	374	(138)
Decrease (increase) in inventories	290	(104)
(Decrease) increase in trade payables	(274)	816
Increase (decrease) in other current liabilities	119	(1,018)
Net cash used in continuing operating activities	(2,292)	(6,243)

Cash flows from continuing investing activities

Purchase of property and equipment	(464)	(202)
Purchase of short-term investments	(4,180)	(2,402)
Purchase of intangible assets	(67)	-
Investment in restricted deposit for employees benefit	(281)	-
Proceeds from maturity or sale of short - term investments	6,343	560
Proceeds from sale of property and equipment	1	5
Net cash provided by (used in) continuing investing activities	1,352	(2,039)

Cash flows from continuing financing activities
Increase in short-term bank credit, net	809	215
Proceeds from long-term bank loans	446	12
Repayment of long-term bank loans	(404)	(436)
Proceeds from exercise of options	-	311
Net cash provided by continuing financing activities	851	102

Cash flows from discontinued operations
Net cash used in discontinued operating activities	(25)	(1,264)
Net cash provided by discontinued investing activities	387	695
Net cash used in discontinued financing activities	-	(154)
Total net cash provided by (used in) discontinued operations	362	(723)

Effect of exchange rate changes on cash and cash equivalents	(164)	55

Increase (decrease) in cash and cash equivalents	109	(8,848)
Cash and cash equivalents at the beginning of the period	5,351	14,962

Cash and cash equivalents at the end of the period	$5,460	$6,114